UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

CHARMING SHOPPES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 STATE ROAD, BENSALEM, PA 19020

(Address of principal executive offices) (Zip Code)

(215) 245-9100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the consummation of the Merger (as defined below) and pursuant to the terms of the Indenture, dated as of April 30, 2007, by and between Charming Shoppes, Inc. (the “Company”) and Wells Fargo Bank, National Association (the “Trustee”), with respect to the Company’s outstanding 1.125% Senior Convertible Notes due 2014 (the “Convertible Notes”), the Company and the Trustee entered into the First Supplemental Indenture, dated as of June 14, 2012 (the “First Supplemental Indenture”), pursuant to which, during such time following the Merger that the Convertible Notes are convertible, each $1,000 in principal amount of the Convertible Notes will be convertible only into $477.92, the cash consideration that a holder of such number of shares of common stock, par value $0.10 per share, of the Company (the “Shares”), equal to the applicable conversion rate of 65.0233 for the Convertible Notes in effect immediately prior to the Merger, would have been entitled to receive in the Merger. As of June 14, 2012, Convertible Notes in aggregate principal amount of $140,451,000 were outstanding.

The foregoing description of the First Supplemental Indenture is not complete and is qualified in its entirety by reference to the First Supplemental Indenture, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified the NASDAQ Stock Market (“NASDAQ”) on June 14, 2012 that each outstanding Share was converted into the right to receive an amount in cash equal to the Offer Price (as defined below) (without interest and subject to any applicable withholding tax) and the Company requested that NASDAQ (i) suspend trading in the Shares as of the close of business on Thursday, June 14, 2012 and (ii) file with the Securities and Exchange Commission an application on Form 25 to report that the Shares are no longer listed on NASDAQ. On June 14, 2012, the Company also notified the Chicago Stock Exchange (the “CHX”) of the consummation of the Merger and requested that the CHX suspend trading in the Shares as of the close of business on Thursday, June 14, 2012.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 5.01 with regard to the Top-Up Option is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

At the effective time of the Merger (the “Effective Time”), each Share not purchased in the Offer (other than Shares held directly or indirectly by the Parent, the Purchaser or the Company (as treasury stock or otherwise) or any of their respective wholly owned subsidiaries (which were automatically canceled and retired and ceased to exist) or any shareholder of the Company who was statutorily entitled to exercise appraisal rights and who duly complied with Pennsylvania law concerning the right of holders of Shares to dissent from the Merger and seek appraisal of their Shares) was converted into the right to receive an amount, in cash and without interest, equal to the Offer Price.

At the Effective Time, any unexercised options to purchase Shares and rights to receive appreciation with respect to Shares (other than options issued under the Company’s employee stock purchase plan) outstanding immediately prior to the Effective Time were automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to product of the aggregate number of Shares issuable upon exercise of such option or right multiplied by the positive excess (if any) of the Offer Price over the per share exercise price of such option or base amount of such right, less any taxes required to be withheld. In addition, at the Effective Time, any restricted stock unit awards, restricted stock awards, performance share unit awards or other rights, contingent or accrued, to acquire or receive Shares or benefits measured by the value of Shares (other than the options and stock appreciation rights described above and options issued under the Company’s employee stock purchase plan), and each award payable under any Company stock plan outstanding immediately prior to the Effective Time was automatically cancelled and (except with respect to performance share unit awards that were forfeited at the Effective Time in accordance with the terms thereof) converted into the right to receive an amount in cash, without interest, equal to the product of the aggregate number of Shares issuable upon the exercise of such award or right multiplied by the Offer Price, less any taxes required to be withheld, and subject, with respect to holders of restricted stock awards, to their right to exercise statutory appraisal rights.

See also Items 1.01 and 3.01 above.

Item 5.01. Changes in Control of Registrant.

As previously disclosed, on May 1, 2012, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ascena Retail Group, Inc. ( “Parent”) and Parent’s wholly owned subsidiary, Colombia Acquisition Corp. (the “Purchaser”).

Pursuant to the Merger Agreement, the Purchaser commenced a cash tender offer to purchase all of the outstanding Shares, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 15, 2012, and the related Letter of Transmittal (together with any amendments or supplements to the foregoing, the “Offer”), at a price of $7.35 per share (the “Offer Price”), net to the selling shareholders in cash, without interest, subject to any applicable withholding tax. The Offer expired at 12:00 midnight, New York City time, on June 12, 2012 (which was the end of the day on June 12, 2012). On June 14, 2012, Parent, through the Purchaser, accepted for payment and paid for all Shares that were validly tendered in the Offer.

On June 13, 2012, Parent and the Company issued a joint press release announcing the successful completion of the Offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Immediately following the acceptance for payment and payment for the Shares that were validly tendered in the Offer, the Purchaser exercised its option (the “Top-Up Option”), granted pursuant to the Merger Agreement, to purchase, at a price per Share equal to the Offer Price, 8,722,695 newly issued Shares (collectively, the “Top-Up Shares”). The Top-Up Shares, taken together with the Shares owned, directly or indirectly, by Parent or the Purchaser immediately following the acceptance for payment and payment for the Shares that were validly tendered in the Offer (including the Shares delivered through notices of guaranteed delivery that were actually delivered as of the close of business on June 13, 2012), constituted one Share more than 80% of the outstanding Shares (after giving effect to the issuance of all Shares subject to the Top-Up Option), the applicable threshold required to effect a short-form merger under applicable Pennsylvania law without shareholder approval. The Top-Up Shares were offered and sold to Purchaser in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

Following the consummation of the Offer and the exercise of the Top-Up Option, in accordance with the Merger Agreement, Parent completed its acquisition of the Company by effecting of a short-form merger under Pennsylvania law, pursuant to which the Purchaser was merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). The Merger became effective upon filing of a Certificate of Merger with the Department of State of the Commonwealth of Pennsylvania on June 14, 2012. As a result of the Merger, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Ascena.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 3, 2012, and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of the following members of the Company’s Board of Directors resigned from the Board of Directors of the Company, effective immediately prior to the Effective Time: Arnaud Ajdler, Michael C. Appel, Richard W. Bennet, III, Michael J. Blitzer, Michael Goldstein, Katherine M. Hudson, Bruce J. Klatsky, Paula A. Price, Anthony M. Romano and Alan Rosskamm. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the Effective Time, (i) the articles of incorporation of the Purchaser as in effect immediately prior to the Merger became the articles of incorporation of the Company following the Merger, except that the articles of incorporation were amended to state the name of the Company as “Charming Shoppes, Inc.” and provide that the common stock of the Company will have a par value of $0.01 per share, and (ii) the by-laws of the Purchaser as in effect immediately prior to the Merger became the by-laws of the Company following the Merger. The changes to the Company’s articles of incorporation and by-laws relate to and are consistent with the Company becoming a wholly owned subsidiary of the Parent and its ceasing to be a public reporting company.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture dated June 14, 2012.

99.1	Joint Press Release, dated June 13, 2012, issued by Ascena Retail Group, Inc. and Charming Shoppes, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC. (Registrant)

Date: June 15, 2012	/s/ Anthony M. Romano
Name: Anthony M. Romano
Title: Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture dated June 14, 2012.

99.1	Joint Press Release, dated June 13, 2012, issued by Ascena Retail Group, Inc. and Charming Shoppes, Inc.

E-1